Exhibit 99.1
Omniture Press Contact
Kristi Knight, 801.932.7431, kknight@omniture.com
Omniture Investor Relations Contact
Mike Look, 650.450.1008, mlook@omniture.com
FOR IMMEDIATE RELEASE
Omniture Reports Second Quarter Fiscal Year 2009 Financial Results
Q2 GAAP Revenues Increase 22%, Non-GAAP Revenues Increase 17%;
GAAP Net Loss Decreases 24%, Non-GAAP Net Income Increases 44%;
More than 150 New Customers Added in Q2
OREM, Utah — July 22, 2009 — Omniture, Inc. (NASDAQ: OMTR), a leading provider of online business optimization software, today announced results for its second quarter ended June 30, 2009. In the second quarter, Omniture achieved record revenues of $87.6 million, compared to $71.6 million reported for the second quarter of 2008 and $87.2 million reported for the first quarter of 2009. This represents 22 percent year-over-year revenue growth. Non-GAAP revenue for the quarter was $87.9 million. The difference between GAAP and non-GAAP revenue reflects the revenue excluded from the GAAP results due to purchase accounting adjustments, which reduce deferred revenue to its fair value.
“Despite a very challenging economy, we delivered solid second quarter results, which means the Omniture Online Marketing Suite is resonating very well in the marketplace,” said Josh James, CEO and co-founder. “We believe we have seen some stabilization in our business as well as with the businesses of some of our customers, and we remain committed to the investments that will drive the long-term growth of our business with the objective of helping our customers leverage the more than 1 trillion transactions that we capture for them every quarter.”
Omniture’s GAAP net loss was $4.9 million or $0.06 per diluted share in the second quarter of 2009 as compared to a net loss of $6.5 million or $0.09 per diluted share in the second quarter of 2008. Non-GAAP net income was $10.5 million or $0.13 per diluted share for the second quarter, compared to net income of $7.3 million or $0.10 per diluted share in the second quarter of 2008. Non-GAAP net income excludes the effect of acquisition-related adjustments to deferred revenue, stock-based compensation, amortization of certain intangible assets, imputed interest related to patent license agreements and certain acquisition-related expenses and non-cash tax adjustments.
Second quarter adjusted EBITDA was $18.9 million. Adjusted EBITDA is defined as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue.
During the second quarter of 2009, Omniture added over 150 new customers and captured data from approximately 1.05 trillion transactions. New customer relationships secured in the second quarter include: 3M, Alvenda, Azamara Cruises, Celebrity Cruises, Colonial First State, Forex Direct Dealer, FOXTEL, Ghirardelli Chocolate Company, Mozy by Decho, Neu.de GmbH, Niche Technologies, Press immo On Line S.A.S, Rhamat Trading Inc., Royal Caribbean International, Ryman Direct, Senshukai Co., SurveyMonkey.com, The Education Center, TV2 Danmark A/S, University Hospitals of Cleveland, Viking Line and YouCompare.
Guidance
Q3 FY 2009: Omniture is targeting flat revenues from the second quarter, with adjusted EBITDA and non-GAAP net income per share approximately the same as the second quarter.
Information for Conference Call to Discuss Q2 2009 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast at 5:00 p.m. (Eastern Time) this afternoon. To access the conference call, dial 866-730-5764, or 857-350-1588 for international callers. The access code is 62479935. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the company’s investor relations web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 7:00 p.m. (Eastern Time) by dialing 888-286-8010, or 617-801-6888 for international callers. The access code is 57556005. The conference call will also be archived on the company’s investor relations web site. Both the replay and archived webcast will be available until August 5, 2009.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the company’s investor relations web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
While these non-GAAP measures are not a substitute for GAAP results, we believe they provide a basis for evaluating the company’s operating results because they are helpful in understanding our past financial performance and our future results and facilitate comparisons of results between periods. We believe the calculation of non-GAAP revenue, which reflects the revenue excluded from the GAAP results due to purchase accounting adjustments to reduce deferred revenue to its fair value, provides a meaningful comparison to our historic GAAP revenue. We also believe the calculation of net income and loss, calculated without acquisition-related accounting adjustments to deferred revenue, stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and certain acquisition-related expenses and non-cash tax adjustments, provides a meaningful comparison to our net loss figures. We also believe that adjusted EBITDA, which we calculate as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and acquisition-related adjustments to deferred revenue, is an indicator of the company’s financial results and cash flows and is useful to investors in evaluating operating performance. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service and on-premise solution, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture Education. Omniture’s over 5,000 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, Sony and HP. www.omniture.com
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding demand for our suite of products and expected benefits of our services to customers, the stabilization in our business, our ability to manage our business in the midst of uncertainty in the market, and our current expectations regarding future GAAP and non-GAAP revenue, GAAP and non-GAAP net income and net loss, and adjusted EBITDA. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with current uncertainty in and deterioration of global economic conditions, which could negatively impact the demand for our products and services and other related matters and could result in reductions in spending by our customers for our products and services and changes in customers’ subscription and renewal patterns, the potential that we or our customers or partners may not realize the benefits we currently expect from our recent acquisitions and strategic partner relationships, risks that the expected financial effect of our recent acquisitions and strategic partner relationships may not be realized, risks inherent in the integration and combination of complex products and technologies from our acquisitions and strategic partner relationships, our ability to continue to attract new customers and sell additional services to our existing customers, including our SiteCatalyst service and the other components of our Online Marketing Suite, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to effectively streamline our corporate structure to adapt to a suite rather than a standalone product structure, our ability to develop or acquire new products and services, our ability to raise capital in the future, particularly in light of the ongoing financial crisis affecting the banking system and financial and capital markets and the going concern threats to investment banks and other financial institutions that have resulted in a tightening in the credit markets, reduced liquidity in many financial markets and increased volatility in the equity and debt markets, risks associated with our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, our ability to cost effectively expand our sales and marketing capabilities, the ability of our sales organization to become more productive and our ability to effectively consolidate our sales channels to eliminate redundancies, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products and services in light of the ongoing economic crisis, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to develop and maintain strategic partner relationships with third parties with respect to either technology integration or channel development and respond to potential changes in the financial stability and solvency of our strategic partners that may result from the economic crisis, our ability to expand our international operations and to profitably sell our services to customers located outside the United States and to manage the associated fluctuations in currency exchange rates, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, and the blocking or erasing of “cookies”; and such other risks as identified in Omniture’s quarterly report on Form 10-Q for the period ended March 31, 2009, and from time to time in other reports filed by Omniture with the U.S. Securities and Exchange Commission. These reports are available on our Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.
Copyright (c) 2009 Omniture, Inc. All rights reserved. Omniture and SiteCatalyst are registered trademarks of Omniture, Inc. in the United States, Japan, Canada and the European Community. Omniture, Inc. owns other registered and unregistered trademarks throughout the world. Other names used herein may be trademarks of their respective owners.
###

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Three Months Ended
	June 30,		June 30,		% Increase
	2008	% of Revenues	2009	% of Revenues	(Decrease)
Revenues:
Subscription, license and maintenance	$64,601	90%	$77,349	88%	20%
Professional services and other	7,019	10	10,223	12	46

Total revenues	71,620	100	87,572	100	22

Cost of revenues (1):
Subscription, license and maintenance	27,071	38	32,748	37	21
Professional services and other	3,627	5	4,141	5	14

Total cost of revenues	30,698	43	36,889	42	20

Gross profit	40,922	57	50,683	58	24
Operating expenses (1):
Sales and marketing	32,170	45	33,413	38	4
Research and development	8,849	12	8,946	10	1
General and administrative	11,815	17	11,857	14	0

Total operating expenses	52,834	74	54,216	62	3

Loss from operations	(11,912)	(17)	(3,533)	(4)	(70)
Interest income	343	1	67	—	(80)
Interest expense	(230)	—	(324)	—	41
Other income (expense), net	47	—	(551)	(1)	(1,272)

Loss before income taxes	(11,752)	(16)	(4,341)	(5)	(63)
(Benefit from) provision for income taxes	(5,291)	(7)	538	1	(110)

Net loss	$(6,461)	(9)%	$(4,879)	(6)%	(24)%

Net loss per share:
Net loss per share, basic and diluted	$(0.09)		$(0.06)		(33)%
Weighted-average number of shares, basic and diluted	71,720		76,286		6%

Adjusted EBITDA (2)	$13,701	19%	$18,890	22%	38%

(1) Amounts include stock-based compensation expenses, as follows:

Cost of subscription, license and maintenance revenues	$865	1%	$753	1%
Cost of professional services and other revenues	232	0	204	0
Sales and marketing	3,119	4	2,862	3
Research and development	1,512	2	1,313	2
General and administrative	2,423	4	1,957	2

Total stock-based compensation expenses	$8,151	11%	$7,089	8%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Six Months Ended		Six Months Ended
	June 30,		June 30,		% Increase
	2008	% of Revenues	2009	% of Revenues	(Decrease)
Revenues:
Subscription, license and maintenance	$121,770	90%	$154,340	88%	27%
Professional services and other	13,063	10	20,389	12	56

Total revenues	134,833	100	174,729	100	30

Cost of revenues (1):
Subscription, license and maintenance	50,864	38	63,916	36	26
Professional services and other	6,761	5	8,564	5	27

Total cost of revenues	57,625	43	72,480	41	26

Gross profit	77,208	57	102,249	59	32
Operating expenses (1):
Sales and marketing	63,386	47	70,915	41	12
Research and development	18,650	14	18,126	11	(3)
General and administrative	22,629	16	23,407	13	3

Total operating expenses	104,665	77	112,448	65	7

Loss from operations	(27,457)	(20)	(10,199)	(6)	(63)
Interest income	1,291	1	192	—	(85)
Interest expense	(457)	—	(680)	—	49
Other income (expense), net	44	—	(1,253)	(1)	(2,948)

Loss before income taxes	(26,579)	(19)	(11,940)	(7)	(55)
(Benefit from) provision for income taxes	(7,176)	(5)	1,121	—	(116)

Net loss	$(19,403)	(14)%	$(13,061)	(7)%	(33)%

Net loss per share:
Net loss per share, basic and diluted	$(0.28)		$(0.17)		(39)%
Weighted-average number of shares, basic and diluted	70,450		75,668		7%

Adjusted EBITDA (2)	$25,898	19%	$35,285	20%	36%

(1) Amounts include stock-based compensation expenses, as follows:

Cost of subscription, license and maintenance revenues	$2,492	2%	$1,529	1%
Cost of professional services and other revenues	491	0	412	0
Sales and marketing	6,277	5	6,053	4
Research and development	3,840	3	2,485	1
General and administrative	4,202	3	3,980	2

Total stock-based compensation expenses	$17,302	13%	$14,459	8%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
Reconciliation of Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis:
Total revenues on a GAAP basis	$71,620	$87,572	$134,833	$174,729
Acquisition-related adjustment to Touch Clarity deferred revenue (1)	—	—	378	—
Acquisition-related adjustment to Offermatica deferred revenue (1)	161	—	537	2
Acquisition-related adjustment to Visual Sciences deferred revenue (1)	3,117	—	8,738	—
Acquisition-related adjustment to Mercado deferred revenue (1)	—	347	—	959

Total revenues on a non-GAAP basis	$74,898	$87,919	$144,486	$175,690

Reconciliation of Net Loss on a GAAP Basis to Net Income on a Non-GAAP Basis:
Net loss on a GAAP basis	$(6,461)	$(4,879)	$(19,403)	$(13,061)
Acquisition-related adjustment to deferred revenue (1)	3,278	347	9,653	961
Amortization of intangible assets (2)	7,893	7,944	14,806	15,888
Stock-based compensation	8,151	7,089	17,302	14,459
Imputed interest on patent license obligation (3)	62	38	125	89
Non-cash tax benefit resulting from the reduction in acquisition-related deferred tax liabilities (4)	(5,613)	—	(7,904)	—

Net income on a non-GAAP basis	$7,310	$10,539	$14,579	$18,336

Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net Income per Share on a Non-GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.09)	$(0.06)	$(0.28)	$(0.17)
Acquisition-related adjustment to deferred revenue (1)	0.05	—	0.14	0.01
Amortization of intangible assets (2)	0.11	0.10	0.21	0.21
Stock-based compensation	0.12	0.09	0.25	0.19
Non-cash tax benefit resulting from the reduction in acquisition-related deferred tax liabilities (4)	(0.08)	—	(0.11)	—
Impact of difference in number of GAAP and non-GAAP diluted shares	(0.01)	—	(0.02)	(0.01)

Diluted net income per share on a non-GAAP basis	$0.10	$0.13	$0.19	$0.23

Reconciliation of Net Loss on a GAAP Basis to Adjusted EBITDA:
Net loss on a GAAP basis	$(6,461)	$(4,879)	$(19,403)	$(13,061)
Other expense, net	(160)	808	(878)	1,741
(Benefit from) provision for income taxes	(5,291)	538	(7,176)	1,121

Loss from operations on a GAAP basis	(11,912)	(3,533)	(27,457)	(10,199)
Depreciation and amortization	14,184	14,987	26,400	30,064
Stock-based compensation	8,151	7,089	17,302	14,459
Acquisition-related adjustment to deferred revenue (1)	3,278	347	9,653	961

Adjusted EBITDA	$13,701	$18,890	$25,898	$35,285

(1)	This item is recorded in subscription, license and maintenance revenue in the Condensed Consolidated Statements of Operations

(2)	Amortization of intangible assets is allocated as follows in the Condensed Consolidated Statement of Operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
Cost of subscription, license and maintenance revenues	$4,794	$4,984	$9,052	$9,948
Sales and marketing	3,008	2,960	5,577	5,913
General and administrative	91	—	177	27

Total amortization of intangible assets	$7,893	$7,944	$14,806	$15,888

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

(4)	This item is recorded in (benefit from) provision for income taxes in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Additional Metrics
(unaudited)

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2007	2007	2007	2007	2008	2008	2008	2008	2009	2009
Full-time employee headcount	465	531	578	713	985	1,045	1,087	1,189	1,204	1,208
Quarterly number of transactions captured (in billions)	496.0	520.0	561.3	619.3	851.5	886.6	938.8	993.5	1,045.1	1,052.9

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Revenues by geography (in thousands):
Customers within the United States	$52,024	$62,895	$98,108	$125,797
Customers outside the United States	19,596	24,677	36,725	48,932

Total revenues	$71,620	$87,572	$134,833	$174,729

Revenues by geography as a percentage of total revenues:
Customers within the United States	73%	72%	73%	72%
Customers outside the United States	27	28	27	28

Total	100%	100%	100%	100%

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009
Cash flows from operating activities:
Net loss	$(6,461)	$(4,879)	$(19,403)	$(13,061)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,184	14,987	26,400	30,064
Stock-based compensation	8,151	7,089	17,302	14,459
Other non-cash transactions	(5,613)	(22)	(7,921)	(32)
Gain from reduction in acquisition-related deferred tax liabilities	(82)	—	(252)	—
Loss on foreign currency forward contracts, net	—	1,963	—	1,787
Net changes in operating assets and liabilities:				—
Accounts receivable, net	(16,821)	(7,379)	(27,703)	(11,709)
Prepaid expenses and other assets	137	(24)	2,009	893
Accounts payable	(7,358)	(3,752)	6,224	(1,254)
Accrued and other liabilities	6,352	4,170	(2,011)	(1,010)
Deferred revenues	23,764	2,851	36,966	7,891

Net cash provided by operating activities	16,253	15,004	31,611	28,028

Cash flows from investing activities:
Purchases of investments	(9,945)	(24,956)	(19,831)	(39,938)
Proceeds from sales of investments	1,171	5,000	36,970	5,000
Maturities of investments	5,000	15,000	5,000	20,000
Purchases of property and equipment	(17,891)	(6,015)	(28,002)	(11,590)
Purchases of intangible assets	(437)	—	(2,874)	(458)
Foreign currency forward contracts	—	(2,439)	—	(2,168)
Business acquisitions, net of cash acquired	(7,851)	(484)	(59,721)	(3,589)

Net cash used in investing activities	(29,953)	(13,894)	(68,458)	(32,743)

Cash flows from financing activities:
Proceeds from exercise of stock options	3,975	617	6,081	915
Proceeds from employee stock purchase plan	—	—	125	196
Proceeds from issuance of common stock, net of issuance costs	—	—	—	25,000
Repurchases of vested restricted stock	(234)	(505)	(963)	(1,103)
Proceeds from issuance of notes payable	5,000	(26)	8,006	(51)
Principal payments on notes payable and capital lease obligations	(1,209)	(464)	(6,269)	(539)

Net cash provided by (used in) financing activities	7,532	(378)	6,980	24,418
Effect of exchange rate changes on cash and cash equivalents	(49)	254	195	189

Net (decrease) increase in cash and cash equivalents	(6,217)	986	(29,672)	19,892
Cash and cash equivalents at beginning of period	54,310	85,926	77,765	67,020

Cash and cash equivalents at end of period	$48,093	$86,912	$48,093	$86,912

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	June 30,
	2008	2009
Assets:
Current assets:
Cash and cash equivalents	$67,020	$86,912
Short-term investments	9,997	29,973
Accounts receivable, net	106,810	119,053
Prepaid expenses and other current assets	10,369	9,858

Total current assets	194,196	245,796

Property and equipment, net	61,482	59,135
Intangible assets, net	137,505	120,941
Goodwill	427,565	426,676
Long-term investments	18,136	13,993
Other assets	3,316	3,041

Total assets	$842,200	$869,582

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$7,662	$6,500
Accrued liabilities	41,179	35,616
Current portion of deferred revenues	101,728	113,564
Current portion of notes payable	1,617	1,958
Current portion of capital lease obligations	150	88

Total current liabilities	152,336	157,726

Deferred revenues, less current portion	10,222	6,976
Notes payable, less current portion	13,528	12,750
Capital lease obligations, less current portion	79	48
Other liabilities	8,467	7,921

Commitments and contingencies Stockholders’ equity:
Preferred stock	—	—
Common stock	73	76
Additional paid-in capital	754,151	793,345
Deferred stock-based compensation	(366)	(80)
Accumulated other comprehensive loss	(3,256)	(3,085)
Accumulated deficit	(93,034)	(106,095)

Total stockholders’ equity	657,568	684,161

Total liabilities and stockholders’ equity	$842,200	$869,582